EXHIBIT 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $350,000,000 aggregate principal amount of 5.757% Senior Notes due October 1, 2039 of Puget Sound Energy, Inc., registered pursuant to Registration Statement (Registration No. 333-157960) on Form S-3 filed on March 13, 2009, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$19,530
Printing expenses	$15,000
Legal fees and expenses	$120,000
Accounting fees and expenses	$25,000
Rating Agency expenses	$170,000
Miscellaneous	$470
Total	$350,000